Exhibit 99.3

CONSENT OF OSCAR A. KELLER, III

Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to be named as a person who as has agreed to become a director of North American Financial Holdings, Inc. in the Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the merger of North American Financial Holdings, Inc. and Capital Bank Corporation.

By:	/S/ OSCAR A. KELLER, III
Name:	Oscar A. Keller, III
Date:	October 3, 2011